NEWS RELEASE

For Immediate Release
October 22, 2020

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.5 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $20.1 million and diluted earnings of $1.25 per share for the quarter ended September 30, 2020. For the third quarter of 2020, the Company achieved a return on assets of 1.46% and a return on tangible equity of 13.8%.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “Like all of the world, City Holding Company and City National Bank have experienced repercussions from the economic slow-down that has accompanied COVID-19. As an essential business, our company has focused on continuing to provide our customers safe access to banking products and services consistent with our reputation for exceptional customer service. In 2020, City was recognized for the third consecutive year by the JD Power organization as the “Highest in Customer Satisfaction” in the North Central US. We have also been highly focused on protecting the health of our employees and customers. Branches were open by appointment only during the initial months of the pandemic, but by the end of the third quarter of 2020, all 94 of our locations were fully open to customers. We are pleased that while many businesses in our nation have had to implement layoffs, we have been fortunate not to have to consider such painful changes, and City’s family of dedicated employees have continued to demonstrate their exceptional commitment to each other, our customers, our communities, and to our company. I thank all of them for their brave and hard work during a very stressful time.”

“The COVID crisis caused the Federal Reserve to lower short-term interest rates to nearly zero during the second quarter of 2020. As a result, deposit rates are very low across all financial institutions. And yet, deposits at banks have ballooned this year. At City, deposits are up nearly $350 million since December 31, 2019 – or about 8%. While the economy continued to recover in the third quarter of 2020, the drop-off in the second quarter of 2020 was extraordinarily steep and thus loan demand outside of the Government sponsored Paycheck Protection Program (“PPP”) remains very weak. Despite these lingering effects of COVID-19, City was again able to produce strong results during the third quarter of 2020. Net interest income for the third quarter of 2020 was about flat with the linked quarter. Provision expense was low. Fee income was solid and expenses continue to be well managed. These successes are attributable to the hard working team of City professionals, and I thank them for their dedication and effort.”

“Asset quality seems to be the top concern for analysts who follow banking organizations. In our opinion, City’s asset quality continues to remain solid. As compared to pre-COVID asset quality levels at December 31, 2019, nonperforming assets have improved; past-due loans have improved and troubled-debt restructured loans have improved! Further, the amount of loans in deferment status dropped dramatically during the quarter ended September 30, 2020. As of September 30, 2020, approximately $180 million of commercial loans have been granted deferrals as compared to approximately $430 million as of June 30, 2020. Nearly $160 million of the commercial loan deferments were for hotel and lodging related loans at September 30, 2020. While reduced business and personal travel have lowered occupancy rates for our hotel and lodging loan customers, occupancy rates continued to improve during the third quarter of 2020. As of September 30, 2020, approximately $15 million of mortgage loans have been granted deferrals as compared to approximately $125 million at June 30, 2020.”

Net Interest Income

The Company’s net interest income decreased slightly from $38.1 million during the second quarter of 2020 to $38.0 million during the third quarter of 2020. The Company’s tax equivalent net interest income remained level at $38.3 million for both the second and third quarters of 2020. Lower loan yields (21 basis points) decreased net interest income by $1.5 million and a decrease in accretion fair value adjustments lowered net interest income by $0.5 million. These decreases were essentially offset by an increase in investment income due to higher yields and an increase in balances and a decrease in rates paid on deposits (13 basis points) which increased net interest income by $0.9 million and $0.8 million, respectively. The Company’s reported net interest margin decreased from 3.13% for the second quarter of 2020 to 3.02% for the third quarter of 2020. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 2.97% for the quarter ended September 30, 2020 and 3.05% for the quarter ended June 30, 2020.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.48% at June 30, 2020 to 0.43% at September 30, 2020. Total nonperforming assets decreased from $17.6 million at June 30, 2020 to $15.7 million at September 30, 2020. Total past due loans increased marginally from $7.1 million, or 0.19% of total loans outstanding, at June 30, 2020 to $7.4 million, or 0.20% of total loans outstanding, at September 30, 2020.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a provision for credit losses of $1.0 million in the third quarter of 2020, compared to a provision for loan losses of $0.3 million for the comparable period in 2019 and a provision for credit losses of $1.25 million for the second quarter of 2020. The provision for credit losses recognized in the third quarter of 2020 primarily relates to changes in outstanding balances in the Company’s loan portfolio and their associated loss rates and downgrades of certain hotel/motel credits during the quarter based on current market conditions which increased the Company’s ACL by $2.0 million and $1.2 million. Partially offsetting these increases in the ACL was a decrease in the ACL due to the upgrade of a specific credit that was downgraded in 2017, but has since seen improved financial performance. This upgrade released $2.2 million of ACL reserves.

Non-interest Income

Non-interest income was $17.0 million for the third quarter of 2020 as compared to $16.7 million for the third quarter of 2019. During the third quarter of 2020, the Company reported $0.5 million of unrealized fair value gains on the Company’s equity securities compared to $0.3 million of unrealized fair value losses on the Company’s equity securities in the third quarter of 2019. Exclusive of these gains, non-interest income decreased from $17.0 million for the third quarter of 2019 to $16.5 million for the third quarter of 2020. This decrease was largely attributable to a decrease of $1.9 million, or 23.1%, in service charges as average deposit balances have increased during the COVID-19 pandemic. This decrease was partially offset by increases in our bankcard revenues ($0.6 million), other income due to fees from loan interest rate swap originations ($0.5 million), and bank owned life insurance revenues due to death benefit proceeds ($0.3 million).

Non-interest Expenses

Non-interest expenses increased $0.3 million (1.1%), from $28.4 million in the third quarter of 2019 to $28.7 million in the third quarter of 2020. This increase was primarily due to an increase in equipment and software related expenses of $0.4 million, FDIC insurance expense of $0.4 million, and other expenses of $0.2 million. These increases were partially offset by decreases in advertising expenses ($0.4 million) and occupancy related expenses ($0.3 million).

Balance Sheet Trends

Loans increased $47.9 million (1.3%) from December 31, 2019 to $3.66 billion at September 30, 2020. As a result of the Company’s participation in the PPP loans administered by the SBA, commercial and industrial loans increased $88.5 million. Excluding PPP loans, total loans decreased $40.6 million, (1.1%), from December 31, 2019 to $3.58 billion at September 30, 2020. Residential real estate loans decreased $19.1 million (1.2%), commercial and industrial loans decreased $12.5 million (4.1%) (excluding PPP loans), home equity loans decreased $8.8 million (5.9%) and consumer loans decreased $3.7 million (6.9%). These decreases were partially offset by an increase in commercial real estate loans of $5.0 million (0.3%). Decreases in loan outstandings are reflective of the low-interest rate environment driving residential mortgage originations toward fixed rate loans and a general lack of borrowing for commercial loans.

Total average depository balances increased $133.4 million, or 3.1%, from the quarter ended June 30, 2020 to the quarter ended September 30, 2020. Average noninterest-bearing demand deposit balances increased $70.8 million, average savings deposit balances increased $56.5 million, and average interest-bearing demand deposit balances increased $37.3 million. These increases were partially offset by a decrease in time deposit balances of $31.2 million. Since December 31, 2019, depository balances have increased $344.2 million (8.4%) due to the infusion of government transfer payments for unemployment insurance, PPP loans and stimulus checks. Additionally, due to very low interest rates across a wide array of investment alternatives, it appears that customers are stockpiling cash in banking institutions.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2020 was 20.2% compared to 21.3% for the year ended December 31, 2019, and 21.7% for the quarter ended September 30, 2019.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 82.9% and the loan to asset ratio was 66.5% at September 30, 2020. The Company maintained investment securities totaling 21.5% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 56.6% of assets at September 30, 2020. Time deposits fund 23.6% of assets at September 30, 2020, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized. The Company’s tangible equity ratio decreased from 11.0% at December 31, 2019 to 10.6% at September 30, 2020. At September 30, 2020, City National Bank’s Leverage Ratio was 9.32%, its Common Equity Tier I ratio was 14.46%, its Tier I Capital ratio was 14.46%, and its Total Risk-Based Capital ratio was 15.04%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 30, 2020, the Board of Directors of the Company approved a quarterly cash dividend of $0.57 per share payable October 30, 2020, to shareholders of record as of October 15, 2020. During the quarter ended September 30, 2020, the Company repurchased 231,000 common shares at a weighted average price of $59.49 as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. As of September 30, 2020, the Company could repurchase approximately 247,000 additional shares under the plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio. The Company recently commenced construction of a new branch in Spring Mills, WV. Located in Berkeley County, the branch will serve one of West Virginia’s fastest growing markets in the second-most populous of West Virginia’s 55 counties.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2020 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2020 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019

Earnings
Net Interest Income (FTE)	$38,278	$38,287	$40,603	$40,036	$40,729	$117,168	$122,118
Net Income available to common shareholders	20,126	18,251	29,000	22,611	22,371	67,374	66,741

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.25	$1.12	$1.79	$1.38	$1.36	$4.15	$4.05
Diluted	1.25	1.12	1.78	1.38	1.36	4.15	4.04
Weighted average number of shares:
Basic	15,950	16,081	16,080	16,207	16,271	16,065	16,350
Diluted	15,970	16,097	16,101	16,230	16,289	16,084	16,368
Period-end number of shares	15,848	16,077	16,140	16,303	16,302	15,848	16,302
Cash dividends declared	$0.57	$0.57	$0.57	$0.57	$0.57	$1.71	$1.63
Book value per share (period-end)	43.62	43.15	42.45	40.36	39.85	43.62	39.85
Tangible book value per share (period-end)	36.11	35.72	35.03	32.98	32.44	36.11	32.44
Market data:
High closing price	$67.98	$71.19	$82.40	$82.72	$78.30	$82.40	$82.56
Low closing price	55.37	55.18	57.11	74.33	72.35	55.18	67.58
Period-end closing price	57.61	65.17	66.53	81.95	76.25	57.61	76.25
Average daily volume	67	89	69	54	62	75	56
Treasury share activity:
Treasury shares repurchased	231	79	182	—	99	492	261
Average treasury share repurchase price	$59.49	$61.75	$71.31	$—	$74.17	$64.23	$74.54

Key Ratios (percent)
Return on average assets	1.46%	1.35%	2.29%	1.80%	1.81%	1.68%	1.81%
Return on average tangible equity	13.8%	12.6%	20.6%	16.8%	17.0%	15.6%	17.5%
Yield on interest earning assets	3.43%	3.64%	4.22%	4.22%	4.42%	3.75%	4.46%
Cost of interest bearing liabilities	0.58%	0.71%	0.91%	1.00%	1.10%	0.73%	1.08%
Net Interest Margin	3.02%	3.13%	3.54%	3.46%	3.59%	3.22%	3.64%
Non-interest income as a percent of total revenue	30.3%	27.4%	30.6%	31.2%	29.2%	35.8%	29.3%
Efficiency Ratio	51.6%	53.3%	49.7%	50.0%	48.2%	51.5%	50.0%
Price/Earnings Ratio (a)	11.53	14.50	17.63	14.82	13.98	10.40	14.13

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.71%	12.91%	13.50%	13.12%	13.12%
Tangible equity to tangible assets	10.61%	10.62%	11.38%	10.98%	10.93%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.93%	16.10%	16.02%	16.05%	15.62%
Tier I	15.93%	16.10%	16.02%	16.05%	15.74%
Total	16.50%	16.69%	16.46%	16.40%	16.14%
Leverage	10.19%	10.45%	11.10%	10.90%	10.87%
City National Bank risk based capital ratios (b):
CET I	14.46%	14.55%	14.32%	13.92%	14.00%
Tier I	14.46%	14.55%	14.32%	13.92%	14.00%
Total	15.04%	15.15%	14.82%	14.28%	14.40%
Leverage	9.32%	9.29%	9.98%	9.51%	9.72%

Other (period-end)
Branches	94	94	95	95	95
FTE	921	913	921	918	916

Assets per FTE	$5,984	$6,058	$5,525	$5,467	$5,412
Deposits per FTE	4,799	4,834	4,400	4,440	4,399

(a) The price/earnings ratio is computed based on annualized quarterly earnings (excludes gain for sale of VISA shares, net of taxes).
(b) September 30, 2020 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Interest Income
Interest and fees on loans	$35,761	$37,718	$41,335	$41,615	$42,944	$114,813	$128,397
Interest on investment securities:
Taxable	6,266	5,718	5,871	5,924	6,044	17,855	17,465
Tax-exempt	1,132	821	707	711	722	2,659	2,257
Interest on deposits in depository institutions	72	55	304	298	271	432	1,034
Total Interest Income	43,231	44,312	48,217	48,548	49,981	135,759	149,153

Interest Expense
Interest on deposits	5,123	5,963	7,238	7,897	8,585	18,324	24,768
Interest on short-term borrowings	131	279	464	762	814	873	2,729
Interest on long-term debt	—	—	100	42	45	100	140
Total Interest Expense	5,254	6,242	7,802	8,701	9,444	19,297	27,637
Net Interest Income	37,977	38,070	40,415	39,847	40,537	116,462	121,516
Provision for (recovery of) credit losses	1,026	1,250	7,972	(75)	274	10,248	(1,175)
Net Interest Income After Provision for (Recovery of) Credit Losses	36,951	36,820	32,443	39,922	40,263	106,214	122,691

Non-Interest Income
Net (losses) gains on sale of investment securities	—	(6)	63	—	(40)	56	69
Unrealized gains (losses) recognized on securities still held	461	242	(2,402)	914	(214)	(1,698)	(27)
Service charges	6,295	4,945	7,723	8,233	8,183	18,962	23,281
Bankcard revenue	6,065	5,888	5,115	5,162	5,440	17,068	15,931
Trust and investment management fee income	1,844	1,931	1,799	2,016	1,802	5,574	5,144
Bank owned life insurance	1,088	848	1,676	856	762	3,611	2,910
Sale of VISA shares	—	—	17,837	—	—	17,837	—
Other income	1,232	783	1,536	861	765	3,550	3,139
Total Non-Interest Income	16,985	14,631	33,347	18,042	16,698	64,960	50,447

Non-Interest Expense
Salaries and employee benefits	15,361	14,873	15,851	15,918	15,210	46,085	46,220
Occupancy related expense	2,428	2,402	2,488	2,540	2,725	7,318	8,055
Equipment and software related expense	2,607	2,504	2,429	2,302	2,248	7,540	6,662
FDIC insurance expense	355	167	—	—	—	522	639
Advertising	462	933	843	694	861	2,238	2,650

Bankcard expenses	1,517	1,498	1,435	1,285	1,554	4,450	4,270
Postage, delivery, and statement mailings	513	592	616	588	659	1,721	1,828
Office supplies	396	353	394	392	382	1,143	1,167
Legal and professional fees	548	589	601	706	539	1,738	1,665
Telecommunications	547	531	511	563	569	1,589	1,892
Repossessed asset losses (gains), net of expenses	39	76	198	224	(59)	313	410
Merger related expenses	—	—	—	—	—	—	797
Other expenses	3,939	3,950	4,102	3,822	3,709	11,992	12,326
Total Non-Interest Expense	28,712	28,468	29,468	29,034	28,397	86,649	88,581
Income Before Income Taxes	25,224	22,983	36,322	28,930	28,564	84,525	84,557
Income tax expense	5,098	4,732	7,322	6,319	6,193	17,151	17,816
Net Income Available to Common Shareholders	$20,126	$18,251	$29,000	$22,611	$22,371	$67,374	$66,741

Distributed earnings allocated to common shareholders	$8,944	$9,073	$9,117	$9,209	$9,213	$26,832	$26,346
Undistributed earnings allocated to common shareholders	10,984	8,998	19,620	13,200	12,966	39,884	39,828
Net earnings allocated to common shareholders	$19,928	$18,071	$28,737	$22,409	$22,179	$66,716	$66,174

Average common shares outstanding	15,950	16,081	16,080	16,207	16,271	16,065	16,350
Shares for diluted earnings per share	15,970	16,097	16,101	16,230	16,289	16,084	16,368

Basic earnings per common share	$1.25	$1.12	$1.79	$1.38	$1.36	$4.15	$4.05
Diluted earnings per common share	$1.25	$1.12	$1.78	$1.38	$1.36	$4.15	$4.04

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Assets
Cash and due from banks	$76,451	$87,658	$92,365	$88,658	$71,332
Interest-bearing deposits in depository institutions	176,267	285,596	18,271	51,486	44,862
Cash and cash equivalents	252,718	373,254	110,636	140,144	116,194

Investment securities available-for-sale, at fair value	1,157,399	1,055,185	934,113	810,106	798,930
Investment securities held-to-maturity, at amortized cost	—	—	—	49,036	51,211
Other securities	26,548	26,144	26,827	28,490	28,070
Total investment securities	1,183,947	1,081,329	960,940	887,632	878,211

Gross loans	3,663,966	3,665,596	3,613,050	3,616,099	3,582,571
Allowance for credit losses	(24,867)	(25,199)	(24,393)	(11,589)	(13,186)
Net loans	3,639,099	3,640,397	3,588,657	3,604,510	3,569,385

Bank owned life insurance	117,501	116,746	116,000	115,261	114,616
Premises and equipment, net	77,031	77,991	78,948	76,965	76,929
Accrued interest receivable	16,627	14,200	12,570	11,569	12,929
Net deferred tax assets	—	—	2,159	6,669	6,432
Intangible assets	119,004	119,417	119,829	120,241	120,773
Other assets	105,361	105,438	98,710	55,765	62,248
Total Assets	$5,511,288	$5,528,772	$5,088,449	$5,018,756	$4,957,717

Liabilities
Deposits:
Noninterest-bearing	$1,061,310	$1,079,469	$857,501	$805,087	$795,548
Interest-bearing:
Demand deposits	940,791	921,761	837,966	896,465	898,704
Savings deposits	1,117,684	1,067,254	989,609	1,009,771	980,539
Time deposits	1,300,291	1,342,631	1,366,977	1,364,571	1,354,787
Total deposits	4,420,076	4,411,115	4,052,053	4,075,894	4,029,578
Short-term borrowings
Federal Funds purchased	—	—	9,900	—	—
Customer repurchase agreements	279,866	282,676	224,247	211,255	202,622
Long-term debt	—	—	—	4,056	4,055
Net deferred tax liabilities	1,601	2,598	—	—	—
Other liabilities	118,386	138,633	117,021	69,568	71,859
Total Liabilities	4,819,929	4,835,022	4,403,221	4,360,773	4,308,114

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,526	169,881	170,096	170,309	169,794
Retained earnings	576,901	565,804	556,718	539,253	525,933
Cost of common stock in treasury	(134,177)	(120,583)	(116,665)	(105,038)	(105,138)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	36,760	37,299	33,730	12,110	17,266
Underfunded pension liability	(6,270)	(6,270)	(6,270)	(6,270)	(5,871)
Total Accumulated Other Comprehensive Income	30,490	31,029	27,460	5,840	11,395
Total Stockholders' Equity	691,359	693,750	685,228	657,983	649,603
Total Liabilities and Stockholders' Equity	$5,511,288	$5,528,772	$5,088,449	$5,018,756	$4,957,717

Regulatory Capital
Total CET 1 capital	$548,269	$548,972	$547,040	$532,829	$518,175
Total tier 1 capital	548,269	548,972	547,040	532,829	522,175
Total risk-based capital	568,153	569,213	561,944	544,479	535,441
Total risk-weighted assets	3,442,629	3,410,589	3,412,591	3,319,998	3,318,386

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019

Residential real estate (1)	$1,621,265	$1,631,151	$1,629,578	$1,640,396	$1,643,416
Home equity - junior liens	140,135	142,672	146,034	148,928	150,808
Commercial and industrial	383,980	369,122	308,567	308,015	296,927
Commercial real estate (2)	1,464,701	1,467,673	1,470,949	1,459,737	1,431,983
Consumer	50,541	52,278	54,749	54,263	54,799
DDA overdrafts	3,344	2,700	3,173	4,760	4,638
Gross Loans	$3,663,966	$3,665,596	$3,613,050	$3,616,099	$3,582,571

Construction loans included in:
(1) - Residential real estate loans	$28,947	$28,252	$28,870	$29,033	$24,955
(2) - Commercial real estate loans	42,449	42,092	44,453	64,049	55,267

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Allowance for Loan Losses
Balance at beginning of period	$25,199	$24,393	$11,589	$13,186	$13,795	$11,589	$15,966

Charge-offs:
Commercial and industrial	(757)	—	(77)	(193)	(17)	(834)	(68)
Commercial real estate	(75)	(39)	(383)	(964)	(216)	(497)	(394)
Residential real estate	(252)	(376)	(483)	(226)	(194)	(1,111)	(922)
Home equity	(126)	(161)	(45)	(134)	(43)	(332)	(160)
Consumer	(74)	(36)	(55)	(338)	(279)	(165)	(478)
DDA overdrafts	(554)	(459)	(703)	(792)	(772)	(1,716)	(1,985)
Total charge-offs	(1,838)	(1,071)	(1,746)	(2,647)	(1,521)	(4,655)	(4,007)

Recoveries:
Commercial and industrial	3	5	9	581	43	17	183
Commercial real estate	44	128	203	10	7	375	614
Residential real estate	24	8	95	87	157	127	282
Home equity	33	9	47	—	—	89	—
Consumer	42	128	13	54	68	183	211
DDA overdrafts	334	349	451	393	363	1,134	1,112
Total recoveries	480	627	818	1,125	638	1,925	2,402

Net (charge-offs)/recoveries	(1,358)	(444)	(928)	(1,522)	(883)	(2,730)	(1,605)
Provision for (recovery of) credit losses	1,026	1,250	7,972	(75)	274	10,248	(1,175)
Impact of adopting ASC 326	—	—	5,760	—	—	5,760	—
Balance at end of period	$24,867	$25,199	$24,393	$11,589	$13,186	$24,867	$13,186

Loans outstanding	$3,663,966	$3,665,596	$3,613,050	$3,616,099	$3,582,571
Allowance as a percent of loans outstanding	0.68%	0.69%	0.68%	0.32%	0.37%
Allowance as a percent of non-performing loans	182.7%	185.1%	202.2%	98.6%	84.3%

Average loans outstanding	$3,661,569	$3,660,174	$3,608,868	$3,607,864	$3,544,548	$3,643,603	$3,553,417
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.15%	0.05%	0.10%	0.17%	0.10%	0.10%	0.06%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Nonaccrual Loans
Residential real estate	$3,983	$3,477	$2,750	$3,393	$2,570
Home equity	74	265	249	531	469
Commercial and industrial	728	1,087	1,175	1,182	2,059
Commercial real estate	8,479	8,715	7,865	6,384	10,099
Consumer	—	—	1	—	—
Total nonaccrual loans	13,264	13,544	12,040	11,490	15,197
Accruing loans past due 90 days or more	345	68	26	267	452
Total non-performing loans	13,609	13,612	12,066	11,757	15,649
Other real estate owned	2,080	3,997	3,922	4,670	2,326
Total non-performing assets	$15,689	$17,609	$15,988	$16,427	$17,975

Non-performing assets as a percent of loans and other real estate owned	0.43%	0.48%	0.44%	0.45%	0.50%

Past Due Loans
Residential real estate	$5,153	$5,261	$7,815	$7,485	$6,859
Home equity	474	393	430	956	796
Commercial and industrial	691	160	71	458	526
Commercial real estate	602	917	1,021	1,580	1,276
Consumer	121	67	177	187	124
DDA overdrafts	379	273	467	730	626
Total past due loans	$7,420	$7,071	$9,981	$11,396	$10,207

Total past due loans as a percent of loans outstanding	0.20%	0.19%	0.28%	0.32%	0.28%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$20,398	$20,631	$21,413	$21,029	$21,320
Home equity	2,100	2,138	2,294	3,628	3,034
Commercial and industrial	—	—	—	—	83
Commercial real estate	4,894	4,915	5,163	4,973	8,100
Consumer	260	185	184	—	—
Total TDRs	$27,652	$27,869	$29,054	$29,630	$32,537

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,766,796	$17,899	4.03%	$1,785,631	$19,048	4.29%	$1,794,068	$20,564	4.55%
Commercial, financial, and agriculture (2)	1,839,939	16,910	3.66%	1,818,344	17,665	3.91%	1,692,000	21,293	4.99%
Installment loans to individuals (2), (3)	54,834	804	5.83%	56,199	852	6.10%	58,480	928	6.30%
Previously securitized loans (4)	***	148	***	***	152	***	***	159	***
Total loans	3,661,569	35,761	3.89%	3,660,174	37,717	4.14%	3,544,548	42,944	4.81%
Securities:
Taxable	877,623	6,266	2.84%	896,997	5,718	2.56%	790,207	6,044	3.03%
Tax-exempt (5)	204,178	1,433	2.79%	120,751	1,039	3.46%	96,011	914	3.78%
Total securities	1,081,801	7,699	2.83%	1,017,748	6,757	2.67%	886,218	6,958	3.11%
Deposits in depository institutions	304,498	72	0.09%	236,320	55	0.09%	72,736	271	1.48%
Total interest-earning assets	5,047,868	43,532	3.43%	4,914,242	44,529	3.64%	4,503,502	50,173	4.42%
Cash and due from banks	80,505			79,501			67,106
Premises and equipment, net	77,647			78,717			78,091
Goodwill and intangible assets	119,267			119,681			121,124
Other assets	229,667			230,423			188,206
Less: Allowance for loan losses	(25,311)			(24,700)			(13,786)
Total assets	$5,529,643			$5,397,864			$4,944,243

Liabilities:
Interest-bearing demand deposits	$931,152	$187	0.08%	$893,832	$178	0.08%	$881,476	$954	0.43%
Savings deposits	1,093,886	303	0.11%	1,037,387	363	0.14%	978,198	1,159	0.47%
Time deposits (2)	1,322,423	4,633	1.39%	1,353,619	5,422	1.61%	1,360,409	6,472	1.89%
Short-term borrowings	260,518	131	0.20%	256,790	279	0.44%	187,301	814	1.72%
Long-term debt	—	—	—%	—	—	—%	4,054	45	4.40%
Total interest-bearing liabilities	3,607,979	5,254	0.58%	3,541,628	6,242	0.71%	3,411,438	9,444	1.10%
Noninterest-bearing demand deposits	1,114,822			1,044,009			825,029
Other liabilities	104,084			115,110			58,857
Stockholders' equity	702,758			697,117			648,919
Total liabilities and
stockholders' equity	$5,529,643			$5,397,864			$4,944,243
Net interest income		$38,278			$38,287			$40,729
Net yield on earning assets			3.02%			3.13%			3.59%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$156			$609			$96

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$132	$194	$50
Commercial, financial, and agriculture	250	651	1,110
Installment loans to individuals	38	37	13
Time deposits	155	155	75
	$575	$1,037	$1,248

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,776,903	$56,827	4.27%	$1,792,013	$61,468	4.59%
Commercial, financial, and agriculture (2)	1,810,165	55,051	4.06%	1,704,141	63,796	5.01%
Installment loans to individuals (2), (3)	56,535	2,519	5.95%	57,263	2,656	6.20%
Previously securitized loans (4)	***	415	***	***	477	***
Total loans	3,643,603	114,812	4.21%	3,553,417	128,397	4.83%
Securities:
Taxable	861,853	17,855	2.77%	751,600	17,464	3.11%
Tax-exempt (5)	140,075	3,366	3.21%	99,555	2,856	3.84%
Total securities	1,001,928	21,221	2.83%	851,155	20,320	3.19%
Deposits in depository institutions	214,912	432	0.27%	82,214	1,038	1.69%
Total interest-earning assets	4,860,443	136,465	3.75%	4,486,786	149,755	4.46%
Cash and due from banks	76,936			65,433
Premises and equipment, net	77,910			78,475
Goodwill and intangible assets	119,678			121,780
Other assets	218,695			191,231
Less: Allowance for loan losses	(21,984)			(15,000)
Total assets	$5,331,678			$4,928,705

Liabilities:
Interest-bearing demand deposits	$898,440	$833	0.12%	$880,763	$2,796	0.42%
Savings deposits	1,045,877	1,366	0.17%	968,655	3,461	0.48%
Time deposits (2)	1,347,013	16,125	1.60%	1,370,934	18,511	1.81%
Short-term borrowings	242,173	873	0.48%	208,004	2,729	1.75%
Long-term debt	1,109	100	12.04%	4,053	140	4.62%
Total interest-bearing liabilities	3,534,612	19,297	0.73%	3,432,409	27,637	1.08%
Noninterest-bearing demand deposits	1,004,144			811,411
Other liabilities	98,393			54,356
Stockholders' equity	694,529			630,529
Total liabilities and
Stockholders' equity	$5,331,678			$4,928,705
Net interest income		$117,168			$122,118
Net yield on earning assets			3.22%			3.64%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$881			$711

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$477	$165
Commercial, financial, and agriculture	2,141	1,968
Installment loans to individuals	114	1
Time deposits	466	527
	$3,198	$2,661

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Net Interest Income/Margin
Net interest income ("GAAP")	$37,977	$38,070	$40,415	$39,847	$40,537	$116,462	$121,516
Taxable equivalent adjustment	301	217	188	189	192	706	602
Net interest income, fully taxable equivalent	$38,278	$38,287	$40,603	$40,036	$40,729	$117,168	$122,118

Average interest earning assets	$5,047,868	$4,914,242	$4,617,157	$4,585,008	$4,503,502	$4,860,443	$4,486,786

Net Interest Margin	3.02%	3.13%	3.54%	3.46%	3.59%	3.22%	3.64%
Accretion related to fair value adjustments	(0.05)%	(0.08)%	(0.14)%	(0.08)%	(0.11)%	(0.09)%	(0.08)%
Net Interest Margin (excluding accretion)	2.97%	3.05%	3.40%	3.38%	3.48%	3.13%	3.56%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	12.54%	12.55%	13.47%	13.11%	13.10%
Effect of goodwill and other intangibles, net	(1.93)%	(1.93)%	(2.09)%	(2.13)%	(2.17)%
Tangible common equity to tangible assets	10.61%	10.62%	11.38%	10.98%	10.93%

Return on Tangible Equity
Return on tangible equity ("GAAP")	13.8%	12.6%	20.6%	16.8%	17.0%	15.6%	17.5%
Impact of merger related expenses	—%	—%	—%	—%	—%	—%	0.2%
Impact of sale of VISA shares	—%	—%	(9.7)%	—%	—%	(3.1)%	—%
Return on tangible equity, excluding merger related expenses and sale of VISA shares	13.8%	12.6%	10.9%	16.8%	17.0%	12.5%	17.7%

Return on Assets
Return on assets ("GAAP")	1.46%	1.35%	2.29%	1.80%	1.81%	1.68%	1.81%
Impact of merger related expenses	—%	—%	—%	—%	—%	—%	0.02%
Impact of sale of VISA shares	—%	—%	(1.08)%	—%	—%	(0.33)%	—%
Return on assets, excluding merger related expenses and sale of VISA shares	1.46%	1.35%	1.21%	1.80%	1.81%	1.35%	1.83%